Inuvo Appoints Marketing Veteran and Former CEO of Media Kitchen Barry Lowenthal as President

LITTLE ROCK, AR, May 22, 2023 (GLOBE NEWSWIRE) -- Inuvo, Inc. (NYSE American: INUV), provider of the first generative artificial intelligence (AI) solution made specifically for brands and agencies, today announced the appointment of Barry Lowenthal, former CEO of Media Kitchen, as President.

Mr. Lowenthal brings more than three decades of experience leading innovative marketing agencies, while delivering growth and enhanced value for stockholders. Most recently, he served as CEO of Media Kitchen, an award-winning full-service communications planning and buying agency, which is a member of the Stagwell Media Network, with offices in New York City, Minneapolis, Toronto, Montreal, and Stockholm. Under Mr. Lowenthal’s leadership, Media Kitchen became an industry-recognized digital media leader with a global team of over 100 associates and hundreds of millions of dollars in client billings. The company maintained consistent EBITDA growth and double-digit margins. Media Kitchen merged with MMI Agency in 2022.

Among his accomplishments, he co-founded Varick Media Management, one of the industry’s first agency-side programmatic trading desks. Mr. Lowenthal has also held senior executive roles at Bartle Bogle Hegarty, a global advertising agency; Hook Media, a startup digital media agency; Kirshenbaum Bond & Partners, a fully integrated advertising agency; and Grey Advertising, a global advertising and marketing agency. His educational background includes a Master of Business Administration, Marketing from the City University of New York, Baruch College and a Bachelor of General Studies, Business from the University of Maryland.

"I am thrilled to be joining the Inuvo team at such an exciting time," said Barry Lowenthal. "What inspired me about the company was that it had the vision to invent and deliver a solution to the ad industry, solving its biggest challenge, years before anyone else even saw the problem coming. I’m of course talking about how the cookie and other technical methods are currently being used to access consumer information for targeting. What amazed me about Inuvo was that it was using a proprietary language model based on generative artificial intelligence on par with ChatGPT and Bard to solve a cookieless future. My knowledge of the industry and the relationships I have forged throughout will immediately be used to accelerate Inuvo’s growth.”

Rich Howe, Chairman and CEO of Inuvo, commented, “Inuvo is at the right place at the right time. It’s exceptionally rare to have a proven, disruptive technology designed for the future of an industry. What we needed was a recognized leader who could spearhead our organization in a direction that unlocks the full potential of that technology. Barry’s capabilities will be assimilated into our collective in a manner that will make this AI-based company more successful.”
About Inuvo
Inuvo®, Inc. (NYSE American: INUV) is a market leader in Artificial Intelligence built for advertising. Its
IntentKey AI solution is a first-of-its-kind proprietary and patented technology capable of identifying and actioning to the reasons why consumers are interested in products, services, or brands, not who those consumers are. To learn more, visit www.inuvo.com.

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Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com

Investor Relations:
David Waldman / Natalya Rudman
Crescendo Communications, LLC
Tel: (212) 671-1020
inuv@crescendo-ir.com